Exhibit 99.3

Capstone Green Energy Announces Closing of Approximately $8.0 million Underwritten Public Offering

LOS ANGELES -- (BUSINESS WIRE) – August 23, 2022 -- Capstone Green Energy (Nasdaq: CGRN) ("Capstone," or the "Company"), a global leader in carbon reduction and on-site resilient green Energy as a Service (EaaS) solutions, today announced the closing of its previously announced underwritten public offering consisting of 2,934,498 shares of its common stock and accompanying warrants to purchase up to 2,934,498 shares of common stock at a combined public offering price of $2.75 per share and accompanying warrant. The warrants have an exercise price of $2.75 per warrant, are exercisable immediately, and will expire five years following the date of issuance.

Lake Street Capital Markets, LLC acted as the sole book-running manager for the offering, and Joseph Gunnar & Co., LLC acted as co-manager for the offering.

The gross proceeds to Capstone from the offering, before underwriting discounts and commissions and offering expenses, were approximately $8.0 million. Capstone intends to use the net proceeds from the offering for working capital, general corporate purposes, and growth initiatives, including to expand its Energy as a Service long-term rental fleet.

A shelf registration statement on Form S-3 (File No. 333-254547) relating to the securities being offered was filed with the U.S. Securities and Exchange Commission (the "SEC") on March 22, 2021, and became effective on April 14, 2021. The offering was made only by means of a prospectus supplement and accompanying prospectus that form a part of the shelf registration statement. A final prospectus supplement and accompanying prospectus relating to the offering was filed with the SEC and is available on the SEC's website, located at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus may be obtained from Lake Street Capital Markets, LLC, Attn: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, MN 55402, by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Capstone:

Capstone Green Energy (www.CapstoneGreenEnergy.com) (NASDAQ: CGRN) is a leading provider of customized microgrid solutions and on-site energy technology systems focused on helping customers around the globe meet their environmental, energy savings, and resiliency goals. Capstone Green Energy focuses on four key business lines. Through its Energy as a Service (EaaS) business, it offers rental solutions utilizing its microturbine energy systems and battery storage systems, comprehensive Factory Protection Plan (FPP) service contracts that guarantee life-cycle costs, as well as aftermarket parts.  Energy Generation Technologies (EGT) are driven by the Company's industry-leading, highly efficient, low-emission, resilient microturbine energy systems offering scalable solutions in addition to a broad range of customer-tailored solutions, including hybrid energy systems and larger frame industrial turbines. The Energy Storage Solutions (ESS) business line designs and installs microgrid storage systems creating customized solutions using a combination of battery technologies and monitoring software. Through Hydrogen & Sustainable Products (H2S), Capstone Green Energy offers customers a variety of hydrogen products, including the Company's microturbine energy systems.

Forward-Looking Statements:

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's offering and other statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. The Company has tried to identify these forward-looking statements by using words such as "expect," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan,” "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, factors and other risks described in the Company's prior press releases and in its filings with the SEC, including under the heading "Risk Factors" in the Company's preliminary prospectus supplement and accompanying prospectus related to the offering and any other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise this press release (including any forward-looking statements contained herein), whether as a result of new information, changed circumstances or future events or for any other reason, except as required by law. Furthermore, the Company cannot guarantee future results, events, levels of activity, performance, projections or achievements.

Contact - Investor Relations:

Capstone Green Energy

Investor and investment media inquiries:

(818)-407-3628

ir@CGRNenergy.com